Exhibit 4.1

WARRANT TO PURCHASE COMMON STOCK

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

THIS INSTRUMENT IS ISSUED PURSUANT TO AND SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF A SECURITIES PURCHASE AGREEMENT, DATED AS OF FEBRUARY 1, 2013, AS AMENDED FROM TIME TO TIME, BETWEEN THE ISSUER OF THESE SECURITIES AND THE INVESTORS REFERRED TO THEREIN, A COPY OF WHICH IS ON FILE WITH THE ISSUER. THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENT. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENT WILL BE VOID.

THIS WARRANT IS ISSUED AS A UNIT WITH A NUMBER OF SHARES OF SERIES B VOTING PREFERRED STOCK OF THE CORPORATION EQUAL TO THE SHARES PURCHASABLE HEREBY AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN CONNECTION WITH A CORRESPONDING NUMBER OF SUCH SHARES.

WARRANT No. [●]

to purchase

[●]

Shares of Common Stock

EMERALD OIL, INC.
a Montana Corporation

Issue Date: [●], 2013

1.         Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meanings indicated.

“Accrued Principal Amount” has the meaning ascribed to it in the Series A Certificate.

“Affiliate” has the meaning ascribed to it in the Purchase Agreement.

“Aggregate Cash Investment” means $50,000,000.

“Board of Directors” means the board of directors of the Corporation, including any duly authorized committee thereof.

“Business Day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in Billings, Montana or New York, New York generally are authorized or obligated by law, regulation or executive order to close.

“Change of Control” has the meaning ascribed to it in the Series A Certificate.

“Common Stock” means the Corporation’s Common Stock, $0.001 par value per share.

“Corporation” means Emerald Oil, Inc., a Montana corporation.

“Default” has the meaning ascribed to it in the Series A Certificate.

“Event of Default” has the meaning ascribed to it in the Series A Certificate.

“Event of Material Default” has the meaning ascribed to it in the Series A Certificate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Exercise Price” means $5.77, as adjusted from time to time after the Issue Date in accordance with the terms of this Warrant.

“Expiration Time” has the meaning set forth in Section 3(a)

“Investors” means WDE Emerald Holdings LLC, a Delaware limited liability company, White Deer Energy FI L.P., a Cayman Islands exempted limited partnership, and each of their respective Affiliates.

“Issue Date” has the meaning set forth in the title of this Warrant.

“Junior Stock” has the meaning ascribed to it in the Series A Certificate.

“Liquidation Event” means the occurrence of (a) a liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, (b) an Event of Material Default that shall (i) not have been cured or waived within thirty (30) days or (ii) not have been cured or waived and shall have resulted in any payment pursuant to the Credit Facility becoming due and payable prior to its scheduled maturity, whether by acceleration or otherwise, or (c) an Event of Default that shall not have been cured or waived and shall have resulted in any payment pursuant to the Credit Agreement becoming due and payable prior to its scheduled maturity, whether by acceleration or otherwise.

“Market Price” means, with respect to one share of Common Stock, on any date of determination, the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, of the shares of the Common Stock on NYSE MKT on such day. If the Common Stock is not traded on NYSE MKT on any date of determination, the Market Price on such date of determination means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or if the Common Stock is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the Common Stock in the over-the-counter market as reported by Pink Sheets LLC or similar organization, or, if that bid price is not available, the Market Price on that date shall mean the fair market value per share as determined by the Board of Directors, acting in good faith, in reliance on an opinion of a nationally recognized independent investment banking firm retained by the Corporation for this purpose and certified in a resolution sent to the Warrantholder. For the purposes of determining the Market Price on the “trading day” preceding, on or following the occurrence of an event, (a) that trading day shall be deemed to commence immediately after the regular scheduled closing time of trading on NYSE MKT or, if trading is closed at an earlier time, such earlier time and (b) that trading day shall end at the next regular scheduled closing time, or if trading is closed at an earlier time, such earlier time (for the avoidance of doubt, and as an example, if the Market Price is to be determined as of the last trading day preceding a specified event and the closing time of trading on a particular day is 4:00 p.m. and the specified event occurs at 5:00 p.m. on that day, the Market Price would be determined by reference to such 4:00 p.m. closing price).

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“NYSE MKT” means NYSE MKT LLC.

“Permitted Shares” means shares of Common Stock issued or issuable (a) upon exercise of this Warrant, (b) pursuant to share dividends, distributions, subdivisions, combinations or reclassifications or (c) pursuant to employee incentive equity plans (including the Corporation’s 2011 Equity Incentive Plan), employee option plans, employee purchase plans, or other employee benefit plans established exclusively for compensatory purposes, which plans are approved by the Board of Directors.

“Person” has the meaning ascribed to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

“Purchase Agreement” means the Securities Purchase Agreement, dated as of February 1, 2013, by and among the Corporation, WDE Emerald Holdings LLC, a Delaware limited liability company, White Deer Energy FI L.P., a Cayman Islands exempted limited partnership, including all schedules and annexes thereto, as it may be amended from time to time.

“Regulatory Approvals” with respect to the Warrantholder, means, to the extent applicable and required to permit the Warrantholder to exercise this Warrant for shares of Common Stock and to own such Common Stock without the Warrantholder being in violation of applicable law, rule or regulation, the receipt of any necessary approvals and authorizations of, filings and registrations with, notifications to, or expiration or termination of any applicable waiting period under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

“SEC” means the U.S. Securities and Exchange Commission.

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“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Series A” means the Corporation’s preferred stock designated as “Series A Perpetual Preferred Stock,” $0.001 par value per share.

“Series A Certificate” means the Certificate of Designations of Series A Perpetual Preferred Stock relating to Series A, as it may be amended from time to time.

“Series B” means the Corporation’s preferred stock designated as “Series B Voting Preferred Stock,” $0.001 par value per share.

“Series B Certificate” means the Certificate of Designations of Series B Voting Preferred Stock relating to Series B, as it may be amended from time to time.

“Share” has the meaning set forth in Section 2

“Subsequent Gross Proceeds” has the meaning set forth in Section 14(d)

“Transaction Documents” has the meaning ascribed to it in the Purchase Agreement.

“Warrant” means this Warrant, issued pursuant to the Purchase Agreement.

“Warrantholder” means the holder of this Warrant or its permitted assigns.

“Weighted Average Price” means, with respect to one share of Common Stock, on any date of determination, the dollar volume-weighted average price for such security on NYSE MKT or, if the Common Stock is no longer traded on NYSE MKT, the principal U.S. national securities exchange on which the Common Stock is then traded, for the 10 consecutive trading days immediately preceding such date, as reported by Bloomberg through its “Volume at Price” functions.

2.         Number of Shares; Exercise Price. This certifies that, for value received, the Warrantholder is entitled, upon the terms and subject to the conditions hereinafter set forth, to acquire from the Corporation, in whole or in part, after the receipt of all applicable Regulatory Approvals, up to an aggregate of 5,114,633 fully paid and nonassessable shares of Common Stock (each a “Share”), at a purchase price per Share equal to the Exercise Price, provided, however, if the Warrantholder provides a certificate in a form satisfactory to the Corporation representing that Warrantholder is not subject to any restrictions under the HSR Act, the Warrantholder may exercise such Warrants without filing any notification and report forms under the HSR Act.

3.         Exercise of Warrant; Term.

(a)        The right to purchase the Shares represented by this Warrant is exercisable, in whole or in part by the Warrantholder, at any time or from time to time after the Effective Date and after the receipt of all applicable Regulatory Approvals, but in no event later than 11:59 p.m., New York City time, on December 31, 2019 (the “Expiration Time”), by (i) the surrender of (A) this Warrant and Notice of Exercise annexed hereto, duly completed and executed on behalf of the Warrantholder and (B) certificates representing a number of shares of Series B equal to the Shares thereby purchased, in each case at the principal executive office of the Corporation located at 1600 Broadway, Suite 1360, Denver, Colorado 80202 (or such other office or agency of the Corporation in the United States as it may designate by notice in writing to the Warrantholder at the address of the Warrantholder appearing on the books of the Corporation), and (ii) payment of the aggregate Exercise Price for the Shares thereby purchased at the election of the Warrantholder by (A) tendering in cash, by certified or cashier’s check payable to the order of the Corporation, or by wire transfer of immediately available funds to an account designated by the Corporation, (B) electing a cashless exercise pursuant to Section 3(b), or (C) offsetting the aggregate Exercise Price against the Warrantholder’s aggregate Accrued Principal Amount as set forth in Section 3(c)

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(b)        If, as of the day immediately preceding the time a Notice of Exercise is delivered to the Corporation, the Market Price is greater than the Exercise Price, in lieu of exercising this Warrant for cash, the Warrantholder may elect to receive Shares equal to the value (as determined below) of this Warrant (or the portion thereof being exercised) by surrender of this Warrant and Notice of Exercise (which shall include notice of such election) in which event the Corporation shall issue to the Warrantholder a number of Shares computed using the following formula:

X = Y (A-B)

           A

Where:

X = the number of Shares to be issued to the Warrantholder;

Y = the number of Shares purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised;

A = the Market Price set forth above; and

B = the Exercise Price.

(c)        In lieu of exercising this Warrant for cash, the Warrantholder may elect to pay the aggregate Exercise Price payable for the Shares being purchased by delivering to the Corporation for cancellation such number of shares of Series A held by the Warrantholder having an aggregate Accrued Principal Amount equal to such aggregate Exercise Price as of the date of such payment.

(d)       If the Warrantholder does not exercise this Warrant in its entirety, the Warrantholder will be entitled to receive from the Corporation within a reasonable time, and in any event not exceeding five Business Days, a new warrant in substantially identical form for the purchase of that number of Shares equal to the difference between the number of Shares subject to this Warrant and the number of Shares as to which this Warrant is so exercised. Notwithstanding anything in this Warrant to the contrary, the Warrantholder hereby acknowledges and agrees that its exercise of this Warrant for Shares is subject to the condition that the Warrantholder will have first received any applicable Regulatory Approvals.

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(e)        The Corporation and the Warrantholder intend for any exercise of this Warrant pursuant to Section 3(b) or Section 3(c) to be treated, for U.S. federal and applicable state income tax purposes, as an exchange by the Warrantholder of this Warrant and, in the case of an exercise pursuant to Section 3(c), shares of Series A for Shares in a transaction qualifying as a recapitalization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended (and any similar or corresponding provision of applicable state tax law), and the Corporation agrees to report consistently for all federal and state income tax purposes.

4.         Investors Minimum Return. Upon a Change of Control or Liquidation Event, the Investors shall have the right, but not the obligation, to elect to receive from the Corporation, in exchange for all, but not less than all, shares of Series A, shares of Series B, warrants issued pursuant to the Purchase Agreement and shares of Common Stock issued upon exercise thereof that are then held by the Investors, an additional cash payment necessary to achieve a minimum internal rate of return of 25% as calculated using the Microsoft Excel XIRR function. The calculation will take into account all cash inflows from and cash outflows to the Investors, including the initial $50,000,000 cash investment by the Investors, all cash-paid dividends to the Investors, any cash-paid Liquidation Preference (as defined in the Series A Certificate) to the Investors and all cash proceeds received by the Investors from the exercise of warrants issued pursuant to the Purchase Agreement. No consideration or value will be given to any shares of Series A, shares of Series B, warrants issued pursuant to the Purchase Agreement, shares of Common Stock issued upon exercise thereof or other securities of the Corporation that are held by the Investors based on a mark-to-market value or other valuation methodology for purposes of the foregoing calculation. The rights of the Investors set forth in this Section 4 are limited to the Investors and shall not be transferable to any other Person upon a sale, transfer or other conveyance of this Warrant.

5.         Issuance of Shares; Authorization; Listing. Subject to compliance with the transfer restrictions applicable to this Warrant and the Shares pursuant to the provisions hereof and the Purchase Agreement, certificates for Shares issued upon exercise of this Warrant shall be issued in such name or names as the Warrantholder may designate and shall be delivered to such named Person or Persons within a reasonable time, not to exceed ten Business Days after the date on which this Warrant has been duly exercised and the aggregate Exercise Price for the Shares thereby purchased has been duly delivered, in accordance with the terms of this Warrant. The Corporation hereby represents and warrants that any Shares issued upon the exercise of this Warrant in accordance with the provisions of Section 3 will be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges (other than liens or charges created by the Warrantholder, except as otherwise provided herein, income and franchise taxes incurred in connection with the exercise of the Warrant or taxes in respect of any transfer occurring contemporaneously therewith). The Shares so issued shall be deemed to have been issued to the Warrantholder as of the close of business on the date on which this Warrant and payment of the aggregate Exercise Price are delivered to the Corporation in accordance with the terms of this Warrant, notwithstanding that the stock transfer books of the Corporation may then be closed or certificates representing such Shares may not be actually delivered on such date. The Corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of providing for the exercise of this Warrant, the aggregate number of shares of Common Stock issuable upon exercise of this Warrant. The Corporation shall (a) procure, at its sole expense, the listing of the Shares issuable upon exercise of this Warrant, subject to issuance or notice of issuance, on all principal stock exchanges on which the Common Stock is then listed or traded and (b) maintain such listings of such Shares at all times after issuance. The Corporation shall use reasonable best efforts to ensure that the Shares may be issued without violation of any applicable law or regulation or of any requirement of any securities exchange on which the Shares are listed or traded. The Corporation and the Warrantholder shall reasonably cooperate to take such other actions as are necessary to obtain (i) any Regulatory Approvals applicable to Warrantholder’s exercise of its rights hereunder, including with respect to the issuance of the Shares and (ii) any regulatory approvals applicable to the Corporation as a result of the issuance of the Shares.

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6.         No Fractional Shares or Scrip. No fractional Shares or scrip representing fractional Shares shall be issued upon any exercise of this Warrant. In lieu of any fractional Share to which the Warrantholder would otherwise be entitled, the Warrantholder shall be entitled to receive a cash payment equal to the Market Price on the last trading day preceding the date of exercise less the Exercise Price for such fractional share; provided, however, that the Corporation may, at its option, round up to the nearest whole share of Common Stock in lieu of any cash payment.

7.         No Rights as Stockholders; Transfer Books. This Warrant does not entitle the Warrantholder to any voting rights or other rights as a stockholder of the Corporation prior to the date of exercise hereof. The Corporation shall at no time close its transfer books against transfer of this Warrant in any manner which interferes with the timely exercise of this Warrant.

8.         Charges, Taxes and Expenses. Issuance of certificates for Shares to the Warrantholder upon the exercise of this Warrant shall be made without charge to the Warrantholder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Corporation.

9.         Transfer/Assignment.

(a)        Subject to compliance with clauses (b) and (c) of this Section 9, this Warrant and all rights hereunder are transferable, in whole or in part, upon the books of the Corporation by the registered holder hereof in person or by duly authorized attorney, and a new warrant shall be made and delivered by the Corporation, of the same tenor and date as this Warrant but registered in the name of one or more transferees, upon surrender of this Warrant, duly endorsed, to the office or agency of the Corporation described in Section 3. All expenses (other than stock transfer taxes) and other charges payable in connection with the preparation, execution and delivery of the new warrants pursuant to this Section 9 shall be paid by the Corporation.

(b)        Notwithstanding the foregoing, this Warrant and any rights hereunder, and any Shares issued upon exercise of this Warrant, shall be subject to the applicable restrictions as set forth in Section 4.3 of the Purchase Agreement.

(c)        If and for so long as required by the Purchase Agreement, this Warrant Certificate shall contain a legend as set forth in Section 4.4 of the Purchase Agreement.

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(d)       The Warrant is issued as a unit with a number of shares of Series B equal to the number of Shares purchasable hereby and may not be sold or otherwise transferred except in connection with the corresponding number of such shares of Series B.

10.     Exchange and Registry of Warrant. This Warrant is exchangeable, upon the surrender hereof by the Warrantholder to the Corporation, for a new warrant or warrants of like tenor and representing the right to purchase the same aggregate number of Shares. The Corporation shall maintain a registry showing the name and address of the Warrantholder as the registered holder of this Warrant. This Warrant may be surrendered for exchange or exercise, in accordance with its terms, at the office of the Corporation, and the Corporation shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

11.     Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Corporation of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon receipt of a bond, indemnity or security reasonably satisfactory to the Corporation, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Corporation shall make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of Shares as provided for in such lost, stolen, destroyed or mutilated Warrant.

12.     Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding day that is a Business Day.

13.     Rule 144 Information. The Corporation shall use its reasonable best efforts to timely file all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated by the SEC thereunder (or, if the Corporation is not required to file such reports, it shall, upon the request of any Warrantholder, make publicly available such information as necessary to permit sales pursuant to Rule 144 or Regulation S under the Securities Act), and it shall use reasonable best efforts to take such further action as any Warrantholder may reasonably request, in each case to the extent required from time to time to enable such holder to, if permitted by the terms of this Warrant and the Purchase Agreement, sell this Warrant without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 or Regulation S under the Securities Act, as such rules may be amended from time to time, or (b) any successor rule or regulation hereafter adopted by the SEC. Upon the written request of any Warrantholder, the Corporation will deliver to such Warrantholder a written statement that it has complied with such requirements.

14.     Adjustments and Other Rights. The Exercise Price and the number of Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as follows:

(a)        Stock Splits, Subdivisions, Reclassifications or Combinations. If the Corporation shall (i) declare and pay a dividend or make a distribution on its Common Stock in shares of Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares, then the number of Shares issuable upon exercise of this Warrant at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Warrantholder after such date shall be entitled to purchase the number of shares of Common Stock which such holder would have owned or been entitled to receive in respect of the shares of Common Stock subject to this Warrant after such date had this Warrant been exercised immediately prior to such date.

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(b)        Reorganization, Consolidation, Merger and Other Changes. In case of any capital reorganization or change in the Common Stock of the Corporation (other than as a result of a subdivision, combination, or stock dividend provided for in Section 14(a)), or consolidation or merger of the Corporation with or into another entity, or the sale of all or substantially all of its assets to another entity shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for such Common Stock, then, as a condition of such reorganization, change, consolidation, merger or sale, lawful provision shall be made, and duly executed documents evidencing the same from the Corporation or its successor shall be delivered to the Warrantholder, so that the Warrantholder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, change, consolidation, merger or sale by a holder of the same number of shares of Common Stock as were purchasable by the Warrantholder immediately prior to such reclassification, reorganization, change, consolidation, merger or sale. In any such case appropriate provisions shall be made with respect to the rights and interest of the Warrantholder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.

(c)        Whenever the number of Shares into which this Warrant is exercisable shall be adjusted as provided in this Section 14, the Corporation shall forthwith file at the principal office of the Corporation a statement showing in reasonable detail the facts requiring such adjustment and the number of Shares into which this Warrant shall be exercisable after such adjustment, and the Corporation shall also cause a copy of such statement to be sent to each Warrantholder at the address appearing in the Corporation’s records. The Corporation shall also issue to the Warrantholder a number of additional shares of Series B so that, following such issuance, the number of shares of Series B issued with respect to this Warrant shall equal the number of Shares then purchasable hereby.

(d)       Issuance of Additional Shares. If at any time after the Issue Date the Corporation issues or sells (i) any shares of Common Stock in exchange for consideration in an amount per share less than the Exercise Price in effect immediately prior to such issuance or sale or (ii) any other securities of the Corporation in respect of which shares of Common Stock may be acquired (whether by exercise, conversion, exchange or otherwise) in exchange for consideration in an amount per share of Common Stock less than the Exercise Price in effect immediately prior to such issuance or sale, in each case other than Permitted Shares, then upon such issuance or sale, the Exercise Price shall be reduced to a price computed using the following formula:

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Exercise Price =	(W + X)
(Y + Z)

Where:	W =	(i) the Exercise Price in effect immediately prior to the issuance of such shares or securities multiplied by (ii) the Aggregate Cash Investment;
	X =	(i) the gross transaction proceeds received by or on behalf of the Corporation with respect to the subsequent issuance or sale (the “Subsequent Gross Proceeds”) multiplied by (ii) the consideration per share at which each such share of Common Stock is issued or issuable;
	Y =	the Aggregate Cash Investment; and
	Z =	the Subsequent Gross Proceeds.

15.     Governing Law. This Warrant will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. Each of the parties hereto agrees (a) to submit to the non-exclusive personal jurisdiction of the State or Federal courts in the Borough of Manhattan, The City of New York, (b) that non-exclusive jurisdiction and venue shall lie in the State or Federal courts in the State of New York, and (c) that notice may be served upon such party at the address and in the manner set forth for such party in Section 3 hereof. To the extent permitted by applicable law, each of the parties hereto hereby unconditionally waives trial by jury in any legal action or proceeding relating to the Transaction Documents or the transactions contemplated hereby or thereby.

16.     Binding Effect. This Warrant shall be binding upon any successors or assigns of the Corporation.

17.     Amendments. This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Corporation and the Warrantholder.

18.     Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, or (b) on the second Business Day following the date of dispatch if delivered by a recognized next day courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

If to the Corporation, to:

Emerald Oil, Inc.

1600 Broadway, Suite 1360

Denver, Colorado

Attention: McAndrew Rudisill

Telephone: (303) 323-0008

Facsimile: (303) 323-0008

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If to the Warrantholder, to:

c/o White Deer Energy L.P.

667 Madison Ave., 4th Floor

New York, New York 10065

Attention: Thomas J. Edelman

Telephone: (212) 371-1117

Facsimile: (212) 888-6877

and

c/o White Deer Energy L.P.

700 Louisiana, Suite 4770

Houston, Texas 77002

Attention: James E. Saxton

Telephone: (713) 581-6906

Facsimile: (713) 581-6901

19.     Entire Agreement. This Warrant and the Transaction Documents contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto.

[Signature Page Follows.]

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IN WITNESS WHEREOF, this Warrant has been executed by the Corporation as of the date first herein above written.

EMERALD OIL, INC.

By:
Name: McAndrew Rudisill Title: President

Attest:

By:
Name: Title:

Signature Page to Warrant

[Form of Notice of Exercise]

Date: _________

TO:	Emerald Oil, Inc.

RE:	Election to Purchase Common Stock

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby agrees to subscribe for and purchase the number of shares of the Common Stock set forth below covered by such Warrant. The undersigned, in accordance with Section 3 of the Warrant, hereby agrees to pay the aggregate Exercise Price for such shares of Common Stock:

☐	in cash

☐	by cashless exercise

☐	by offset to the undersigned’s Accrued Principal Amount

A new warrant evidencing the remaining shares of Common Stock covered by such Warrant, but not yet subscribed for and purchased, if any, should be issued in the name set forth below.

Number of Shares of Common Stock: ____________________

Aggregate Exercise Price: ___________________________

Holder:

By:

Name:

Title:

Form of Exercise Notice